December 3, 2010

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
One (1) American
Depositary Receipts
representing Ten (10)
Ordinary Shares of
      Metropolitan Holdings
Limited (Form F-6 File
No. 333-111300)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to MMI Holdings Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name for Metropolitan Holdings Limited

The Prospectus has been revised to reflect the new name, and has been overstampted with:

Effective December 6, 2010 the Companys
Name Changed to MMI Holdings Limited


Please contact me with any questions or
comments at 212 815-2852


Kimberly Schwarz
The Bank of New York Mellon - ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








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